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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 30, 2000


                        COMMISSION FILE NUMBER 000-22609


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
               (Exact name of registrant specified in its charter)




         Delaware                                     84-1339282
 (State or other jurisdiction                (I.R.S. Employer Identification
of incorporation or organization)                       Number)



                             1801 CALIFORNIA STREET
                             DENVER, COLORADO 80202
                    (Address of principal executive offices)


                                 (303) 992-1400
              (Registrant's telephone number, including area code)



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


Item 2.  Acquisition or Disposition of Assets

         On June 30, 2000, the Registrant consummated the merger of U S WEST, Inc., a Delaware corporation ("U S WEST"), with and into the Registrant. Each outstanding share of U S WEST common stock was converted into the right to receive 1.72932 shares of Qwest Communications International Inc. ("Qwest") common stock and cash in lieu of fractional shares, resulting in the issuance of approximately 882 million shares of Qwest common stock. Outstanding U S WEST common stock options were converted into options to acquire Qwest common stock based upon the same exchange ratio.

Item 7.  Financial Statements and Exhibits

(a)    Financial statements of businesses acquired

       The audited financial statements as of December 31, 1999 and 1998 and for the three years ended December 31, 1999 of Qwest, including the report of independent auditors, were previously reported in Qwest's Annual Report on Form 10-K, dated March 17, 2000.

       The unaudited financial statements of Qwest as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 were previously reported in Qwest's Quarterly Report on Form 10-Q, dated August 11, 2000.

(b)    Pro forma financial information

       Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the Registrant hereby files the pro forma financial information listed in the Index on page F-1 herein.

(c)    Exhibits

       See Exhibit Index

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 Qwest Communications International Inc.
                                 a Delaware corporation



                                 By:  /s/ Robert S. Woodruff
                                      ROBERT S. WOODRUFF
                                      Executive Vice President - Finance and
                                      Chief Financial Officer


August 11, 2000

Index to Financial Statements and Other Information

Financial Statements                                            Page Numbers

Unaudited Pro Forma Condensed Combined
Financial Information                                           F-2

Pro Forma Condensed Combined Statement of Operations
Six Months Ended June 30, 2000                                  F-3

Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 1999                                    F-4

Notes to Unaudited Pro Forma Condensed Combined
Financial Information                                           F-5

Exhibits                                                        F-7

                     Unaudited Pro Forma Condensed Combined
                              Financial Information

     The unaudited pro forma information set forth below gives effect to the merger of U S WEST, Inc. ("U S WEST") with and into Qwest Communications International Inc. ("Qwest" or the "Company") as if it had been completed on January 1, 1999, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. The unaudited pro forma condensed combined financial information is derived from the historical financial statements of Qwest and U S WEST.

     Qwest will account for the merger under the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise for accounting purposes in a business combination effected through the exchange of stock is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the combined enterprise. U S WEST has been deemed the acquiror for accounting purposes and its assets and liabilities will be brought forward at their historical net book values. A new basis will be established for Qwest's assets and liabilities based upon the fair values thereof at the time of the merger and may be revised for a period of up to one year from the date of the merger. The purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial information are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed combined financial information and will be adjusted upon the final determination of the fair values.

     The pro forma adjustments do not reflect any operating efficiencies or cost savings that may be achieved with respect to the combined companies nor do they include any adjustments to historical sales for any future price changes. Further, the pro forma condensed combined statements of operations do not reflect Qwest's discontinuance of interLATA services within the U S WEST 14 state region. InterLATA revenues earned by Qwest from the U S WEST 14 state region were approximately $155 million for the six months ended June 30, 2000 and $251 million for the year ended December 31, 1999. The combined company will incur certain integration-related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized as a liability assumed as of the merger date resulting in additional goodwill if they relate to facilities or workforce previously aligned with Qwest, and would be expensed if they relate to facilities or workforce previously aligned with U S WEST. The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates discussed above, or at the beginning of the periods, during which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto, including the conversion of all of the outstanding shares of U S WEST into the right to receive approximately 882 million shares of Qwest common stock and the conversion of U S WEST stock options into Qwest stock options.

     Qwest is unaware of events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of necessary purchase accounting adjustments will be made upon the completion of a study to determine the fair value of certain of Qwest's assets and liabilities, including intangible assets and in-process research and development. Refer to Note 1 for a discussion of the sensitivity to earnings that may occur as a result of the final determination of fair value. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in value not currently identified.

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         Six Months Ended June 30, 2000
                                   (Unaudited)
                   (In Millions, Except Per Share Information)

                                                        Historical (2)
                                                 ------------------------------

                                                                                          Pro Forma          Pro Forma
                                                    Qwest           U S WEST             Adjustments         Combined
                                                 ------------     -------------         ---------------    --------------

Revenue:
     Communications services                     $     2,499      $      6,827                             $       9,326

Operating Expenses:
     Operating expenses                                2,007             3,761                                     5,768
     Depreciation and amortization                       247             1,186          $      (78)   (3)          1,810
                                                                                                363   (4)
                                                                                                 92   (5)
     Merger costs                                         87               306                (393)   (7)              -
                                                 ------------     -------------         ------------       --------------
                                                       2,341             5,253                 (16)                7,578
                                                 ------------     -------------         ------------       --------------
Earnings from operations                                 158             1,574                   16                1,748

Other expense (income):
     Interest expense, net                                75               418                                       493
     Other, net                                         (39)               703                                       664
                                                 ------------     -------------         ------------       --------------

Earnings before income taxes                             122               453                   16                  591

Income tax expense                                       102               170                  124   (7)            396
                                                 ------------     -------------         ------------       --------------

Net earnings                                     $        20      $        283          $     (108)        $         195
                                                 ============     =============         ============       ==============

Net earnings per share - basic                   $      0.03      $       0.32  (6)                        $        0.12   (6)
                                                 ============     =============                            ==============
Net earnings per share - diluted                 $      0.03      $       0.32  (6)                        $        0.12   (6)
                                                 ============     =============                            ==============


Weighted average shares outstanding - basic              757               882  (6)                                1,639   (6)
                                                 ============     =============                            ==============
Weighted average shares outstanding - diluted            791               895  (6)                                1,686   (6)
                                                 ============     =============                            ==============














See  accompanying  notes to unaudited  pro forma  condensed  combined  financial information.

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1999
                                   (Unaudited)
                   (In Millions, Except Per Share Information)

                                                     Historical (2)
                                               --------------------------------

                                                                                          Pro Forma          Pro Forma
                                                  Qwest            U S WEST              Adjustments         Combined
                                               -------------     --------------         ---------------    --------------

Revenue:
     Communications services                   $      3,703      $      13,182                             $      16,885
     Construction services                              225                  -                                       225
                                               -------------     --------------         ------------       --------------
                                                      3,928             13,182                                    17,110
Operating Expenses:
     Operating expenses                               3,168              7,478                                    10,646
     Depreciation and amortization                      404              2,367          $     (154)   (3)          3,526
                                                                                                725   (4)
                                                                                                184   (5)
     Merger costs                                        32                282                (314)   (7)              -
                                               -------------     --------------         ------------       --------------
                                                      3,604             10,127                  441               14,172
                                               -------------     --------------         ------------       --------------
Earnings from operations                                324              3,055                (441)                2,938

Other expense (income):
     Interest expense, net                              151                736                                       887
     Gain on KPNQwest investment                      (414)                  -                                     (414)
     Other, net                                           3                417                                       420
                                               -------------     --------------         ------------       --------------

Earnings before income taxes                            584              1,902                (441)                2,045

Income tax expense                                      125                800                    4   (7)            929
                                               -------------     --------------         ------------       --------------

Net earnings                                   $        459      $       1,102          $     (445)        $       1,116
                                               =============     ==============         ============       ==============

Net earnings per share - basic                 $       0.63      $        1.26  (6)                        $        0.70   (6)
                                               =============     ==============                            ==============
Net earnings per share - diluted               $       0.60      $        1.25  (6)                        $        0.68   (6)
                                               =============     ==============                            ==============

Weighted average shares outstanding - basic             728                872  (6)                                1,600   (6)
                                               =============     ==============                            ==============
Weighted average shares outstanding - diluted           764                881  (6)                                1,645   (6)
                                               =============     ==============                            ==============








See  accompanying  notes to unaudited  pro forma  condensed  combined  financial information.

      Notes to Unaudited Pro Forma Condensed Combined Financial Information


1. U S WEST has been deemed the acquiror for accounting purposes and its assets and liabilities will be brought forward at their net book values. A new basis will be established for Qwest's assets and liabilities by relating the total merger consideration to the fair values thereof.

     The following represents the step-up of Qwest's assets and liabilities to fair value (in millions, except per share amounts):

      Qwest common stock price ......................................................................          $50
      Shares of Qwest common stock outstanding ......................................................          772
                                                                                                       ------------


                                                                                                            38,600
      Historical net book value of Qwest  ...........................................................      (7,146)
      Fair value of Qwest options (determined using the Black-Scholes model)  .......................        1,404
      Estimated merger costs to be incurred by U S WEST .............................................          100
                                                                                                       ------------


         Step-up of Qwest assets and liabilities to fair value.......................................       32,958
      Pro forma adjustments relating to:
         Existing Qwest intangible assets............................................................        3,601
         Investment in KPNQwest......................................................................      (7,365)
         Debt........................................................................................         (57)
         Deferred tax impacts........................................................................        (121)
                                                                                                       ------------
      Preliminary goodwill...........................................................................      $29,016
                                                                                                       ============




     Upon completion of a valuation, the step-up in the fair value of Qwest's assets and liabilities will be allocated to its specific identifiable tangible and intangible assets and liabilities. A preliminary allocation of the purchase price has been made to certain identifiable tangible and intangible assets and liabilities of Qwest, based upon information available to management at the date of the preparation of the accompanying pro forma condensed combined financial information. The final allocation of fair value may also include certain in-process research and development projects, other intangible assets such as customer relationships, and other tangible assets and liabilities.

     Consideration allocated to in-process research and development projects would be recorded as a charge against net income in the period the amount is determined. Each $1 billion of consideration allocated to in-process research and development would increase net income by $25 million annually by reducing goodwill amortization expense. A preliminary estimate of in-process research and development will not be available until the completion of a valuation of each project in process as of the merger date.

     Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than goodwill would decrease net income by $75 million annually. The combined company will incur certain integration-related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs will generally be recognized as a liability assumed resulting in additional goodwill if these costs relate to facilities or workforce previously aligned with Qwest, and will be expensed if these costs relate to facilities or workforce previously aligned with U S WEST.

     Each outstanding share of U S WEST common stock was converted into the right to receive 1.72932 shares of Qwest common stock and cash in lieu of fractional shares, resulting in the issuance of approximately 882 million shares of Qwest common stock. Outstanding U S WEST common stock options were converted into options to acquire Qwest common stock based upon the same exchange ratio.

2.   These  columns  reflect  the  historical   results  of  operations  of  the
     respective companies.

3. Represents the reversal of Qwest amortization as originally recorded. The adjustment discussed in Note 4 records amortization expense based on the intangible assets created by the merger.

4. This entry represents the amortization of goodwill resulting from the preliminary allocation of the merger consideration over the fair value of Qwest's identifiable net assets. The amount of excess consideration allocated to goodwill will be amortized over 40 years. The factors considered in determining the appropriate amortization period included the expected life of the associated technology, legal and regulatory issues, future changes in technology, anticipated market demand and competition. An allocation to workforce and other intangible assets with shorter amortization periods will be made, although the amounts allocated are not expected to be material. As discussed in Note 1, amounts allocated to other assets such as intangible assets may be amortized over shorter periods resulting in a lower net income. Amounts allocated to goodwill will also be impacted by any in-process research and development charge recorded.

5. Represents amortization of the fair market value adjustment on Qwest's investment in KPNQwest. Qwest currently owns approximately 44% of KPNQwest. The difference between the fair market value and Qwest's proportionate share of the underlying equity of KPNQwest creates a basis difference.

6. The pro forma net earnings per share assumes the conversion of U S WEST shares into the right to receive 1.72932 Qwest shares. U S WEST's historical net earnings per share and weighted average shares have been restated to reflect the number of equivalent shares received in the merger.

7. Represents the elimination of merger costs incurred by Qwest and U S WEST and the related adjustment to income taxes.

Exhibits and Reports on Form 8-K

         The following exhibits are filed as part of this current report on Form 8-K:

Exhibit Number Exhibit


2.1 Agreement and Plan of Merger dated as of July 18, 1999 between U S WEST, Inc. and Qwest (incorporated herein by reference to Qwest's Report on Form S-4 dated September 17, 1999)

10.36 Voting Agreement dated as of July 18, 1999 among each of the shareholders listed on the signature page thereto and U S WEST, Inc. (incorporated herein by reference to Qwest's Report on Form S-4 dated September 17, 1999)